Exhibit 10.2

TEMPORARY AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS TEMPORARY AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 29, 2018, is entered into by MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company (“Lender”), and RADISYS CORPORATION, an Oregon corporation (“Borrower”), with reference to the following facts:

RECITALS

A.    Lender and Borrower are parties to the Loan and Security Agreement, dated as of January 3, 2018 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”), pursuant to which Lender has provided certain credit facilities to Borrower.

B.    Borrower desires to enter into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Borrower and either Reliance Industries Limited or more or more subsidiaries of Reliance Industries Limited, pursuant to which it is anticipated that Borrower will merge with and into a subsidiary of Reliance Industries Limited. It is anticipated that the Merger Agreement will be executed on or before June 29, 2018, and that the parties thereto will work toward a closing the transactions contemplated by the Merger Agreement on or before October 31, 2018, subject to the approval of the Committee for Foreign Investment in the United States (“CFIUS”) and such other conditions as specified in the Merger Agreement.

C.    Borrower has requested that, during the time period from the Temporary Amendment Effective Date (as defined herein) through the Temporary Amendment Termination Date (as defined herein), Lender will make temporary modifications to the Loan Agreement as set forth herein to relax certain covenants while the sale process is pending.

D.     Lender is willing to provide such accommodations to the Borrower on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Loan Agreement.

2.	Temporary Amendments to Loan Agreement. Notwithstanding any provisions of the Loan Agreement to the contrary, effective from the Temporary Amendment Effective Date through the Temporary Amendment Termination Date, the Loan Agreement is hereby amended as follows (it being understood, for the avoidance of doubt, that upon the Temporary Amendment Termination Date, all amendments contained in this Section 2 shall from and after the Temporary Amendment Termination Date no longer be of any force or effect):

(a)	Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Temporary Amendment” means the Temporary Amendment to Loan and Security Agreement, dated as of June 29, 2018, between Lender and Borrower.

“Temporary Amendment Effective Date” means the first date when each of the conditions under Section 5 of the Temporary Amendment have been met.

“Temporary Amendment Termination Date” means the earliest to occur of: (a) the occurrence of an Event of Default under the Loan Agreement; (b) the termination of the Merger Agreement, including by reason of a material breach of the Merger Agreement by the parties thereto or as a result of the denial of the application for approval of the Merger Agreement by CFIUS; (c) the payment of any principal to HCP-FVG, LLC, or any other term lender, in each case, in respect of the HCP Term Loan Agreement; or (d) October 31, 2018.

(b)	From the Temporary Amendment Effective Date through the Temporary Amendment Termination Date, the definition of “Blocked Account Minimum Balance” in Section 1.1 of the Loan Agreement shall be temporarily amended to read as follows:

“Blocked Account Minimum Balance” means $4,000,000.

(c)	From the Temporary Amendment Effective Date through the Temporary Amendment Termination Date, clauses (a) and (b) of the definition of “Eligible Accounts” in Section 1.1 of the Loan Agreement are hereby temporarily amended to read as follows:

(a)    accounts which remain unpaid more than one hundred twenty (120) days past their original invoice dates (or, solely in the case of Reliance Jio (or accounts which remain unpaid more than two hundred seventy (270) days past their original invoice dates, solely to the extent the applicable foreign credit insurance policy covers such extended terms);

(b)    accounts which are not paid within sixty (60) days after their original due dates (or, solely in the case of Reliance Jio accounts which remain unpaid more than one hundred fifty (150) days past their due dates, solely to the extent the applicable foreign credit insurance policy covers such extended terms);

(d)	From the Temporary Amendment Effective Date through the Temporary Amendment Termination Date, Section 9.1(a) of the Loan Agreement is hereby temporarily amended by adding a new sentence at the end of such provision to read as follows:

Notwithstanding the foregoing, from the Temporary Amendment Effective Date through the Temporary Amendment Termination Date, the Borrower shall have no obligation to maintain the Fixed Charge Coverage Ratio set forth in this Section 9.1(a) as of any month-end occurring during such period.

(e)	From the Temporary Amendment Effective Date through the Temporary Amendment Termination Date, Section 9.1(c) of the Loan Agreement is hereby temporarily amended to read as follows:

(c) Maximum Cash Loss After Debt Service. Borrower’s 2018 cumulative fiscal year to date Cash Loss After Debt Service shall not exceed the applicable amount set forth for the applicable cumulative year to date period set forth below.

Cash Loss After Debt Service	Year to Date Period Ending
$6,290,000	May 31, 2018
$5,415,000	June 30, 2018
$7,375,000	July 31, 2018
$7,710,000	August 31, 2018
$6,015,000	September 30, 2018
$6,820,000	October 31, 2018

3.	Representations and Warranties. Borrower represents and warrants to Lender that:

(a)	Borrower acknowledges that, in accordance with, and pursuant to, Section 3.2(c) of the Loan Agreement, it will be required to pay an early termination fee in an amount equal to (i) two percent (2.00%) of the Facility Limit if the termination occurs on or prior to January 3, 2019, (ii) one percent (1.00%) of the Facility Limit if the termination occurs after January 3, 2019 but on or prior to January 3, 2020 and (iii) zero percent (0.00%) of the Facility Limit if the termination occurs any time after January 3, 2020. This means that, if the Obligations are repaid on or before October 31, 2018, Borrower will be required to pay an early termination fee in the amount of $400,000.

(b)	There exists no Default or Event of Default, or any other condition or occurrence of events that now constitute or with the passage of time or the giving of notice or both, would constitute a Default or Event of Default, under the Loan Agreement or any other Loan Document.

(c)	Each person executing and delivering this Amendment (other than Lender), has been duly authorized by all necessary corporate action.

(d)	All representations and warranties contained in the Loan Documents, except for those that speak as of a particular date, are and remain true and correct in all material respects as of the date of this Amendment.

4.	Accommodation Fee. In consideration for the accommodations provided herein, Borrower shall pay an accommodation fee of $20,000, which fee shall be fully earned on the date hereof but shall be due and payable on the Temporary Amendment Termination Date. The accommodation fee shall be waived if the Obligations (including the early termination fee of $400,000) are paid on or before October 31, 2018.

5.	Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions (the date on which all of the following conditions are satisfied is referred to herein as the “Temporary Amendment Effective Date”):

(a)	This Amendment. Lender shall have received this Amendment duly executed by an authorized officer of Borrower;

(b)	Consent and Reaffirmation. Lender shall have received the duly executed Consent and Reaffirmation attached to this Amendment;

(c)	Merger Agreement. Lender shall have received the fully executed Merger Agreement;

(d)	Payment Deferral Agreement. Lender shall have received the First Amendment to the HCP Term Loan Agreement which shall provide for, among other things, the deferral of all principal payments through the Temporary Amendment Termination Date; and

(e)	Officer’s Certificate. Lender shall have received the Officer’s Certificate attached to this Amendment executed by a duly authorized officer of Borrower.

6.	Integration. This Amendment, the Loan Documents and the documents referred to herein constitute the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

7.	Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

8.	Governing Law. This Amendment, the interpretation and construction of this Amendment and any provision of this Amendment and of any issue relating to the transactions contemplated by this Amendment shall be governed by the laws of the State of California, not including conflicts of law rules.

9.	Further Assurances. Borrower agrees to execute and deliver such other agreements, documents and instruments and take such other actions as Lender may reasonably request in connection with the transactions contemplated by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment by their respective duly authorized officers as of the date first above written.

MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company

By:	/s/ Xavier Gannon
Name:	Xavier Gannon
Title:	Senior Vice President

RADISYS CORPORATION, an Oregon corporation

By:	/s/ Jonathan Wilson
Name:	Jonathan Wilson
Title:	Chief Financial Officer

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CONSENT AND REAFFIRMATION

The undersigned hereby acknowledges and agrees to the terms and conditions of the foregoing Temporary Amendment to Loan and Security Agreement, acknowledges and reaffirms its obligations owing to Lender under the Loan Documents to which it is a party, and agrees that such Loan Documents are and shall remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to the same, the undersigned understands that Lender has no obligation to inform it of such matters in the future or to seek its acknowledgement or agreement, and nothing herein shall create such a duty.

Dated: June 29, 2018

RADISYS INTERNATIONAL LLC

By:	/s/ Jonathan Wilson
Name:	Jonathan Wilson
Title:	Director

OFFICER’S CERTIFICATE

The undersigned, a duly authorized officer of RADISYS CORPORATION, an Oregon corporation (“Borrower”), certifies to MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company (“Lender”), as follows:

1.    Borrower has requested that Lender enter into the Temporary Amendment to Loan and Security Agreement of even date herewith (the “Amendment”) with respect to the Loan and Security Agreement, dated as of January 3, 2018 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”), by and between Borrower and Lender.

2. The board of directors of Borrower has adopted resolutions a duly meeting of the board of directors, at which a quorum was present, authorizing the execution and delivery and performance of the Amendment. Such resolutions are in conformity with the articles of incorporation and bylaws of Borrower, have never been modified or repealed, and are now in full force and effect.

4.    No further approvals or authorizations are necessary for Borrower to execute, deliver and perform under the Amendment.

5.    As of the date set forth below, (a) all of the representations and warranties in the Loan Agreement, except for those that speak as of a particular date, are true and correct, and (b) no “Default” or “Event of Default” (as each such term is defined in the Loan Agreement) has occurred.

Dated: As of June 29, 2018

/s/ Jonathan Wilson
Name:	Jonathan Wilson
Title:	Chief Financial Officer